Exhibit 10.35
SEPARATION AGREEMENT AND GENERAL RELEASE
I, David D. Guilmette, in consideration of and subject to the performance by Alight Solutions LLC (together with its subsidiaries and affiliates, the “Company”), of its obligations under the Amended and Restated Employment Agreement dated as of October 17, 2024, as amended (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective parents, subsidiaries, affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.
1.From the date hereof until December 31, 2025 (the “Continuation Period”), I will remain employed with the Company in my current capacity pursuant to the terms of the Agreement. My employment with the Company and its affiliates will terminate as of the close of business on December 31, 2025 (the “Termination Date”) with such termination being characterized as a termination by the Company without Cause for purposes of the Agreement, and I hereby resign from any position as an officer, member of the board of managers or directors (as applicable) or fiduciary of the Company, Parent and each of their respective affiliates, effective as of the Termination Date and the Company will provide, and I will execute, any documents necessary to effectuate my termination of employment with the Company and my corresponding resignation from all such positions. I understand that any payments or benefits paid or granted to me under Section 8(e) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 8(e) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. I understand and agree that such payments and benefits are subject to Sections 8, 9, and 10 of the Agreement, which (as noted below) expressly survive my termination of employment and the execution of this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. The Company agrees that I will receive a full and un-prorated Annual Bonus for the 2025 calendar year based on actual results for such year (provided that any applicable individual subjective performance criteria shall be deemed achieved at target). For the avoidance of doubt, I acknowledge and agree that my “Severance Multiple” for purposes of Section 8(e)(i) of the Agreement shall be 1.
2.The Company has agreed that if I continue to perform my duties pursuant to the Agreement during the Continuation Period and successfully help the Company with its development and implementation of its 2026 business plan and anticipated transition issues during the Continuation Period, in each case, as determined by the Board in good faith, then the Company shall engage me as a consultant for a period of three (3) months following the Termination Date (the “Consulting Period”) pursuant to the terms set forth in this paragraph 2. To the extent the Company engages my consulting services during the Consulting Period pursuant to the preceding sentence, I shall not be an officer, director or employee of the Company or its affiliates and I shall not have any policy-making functions with respect to any such entities during such Consulting Period. During such Consulting Period (if any), I shall provide transition services to the Company, remotely (not subject to in person travel) on an as-needed basis, including assisting the Board and the successor Chief Executive Officer of the Company (the “Successor CEO”) with matters relating to facilitating the transition of my duties and responsibilities to the Successor CEO (the “Transition Services”) and, as compensation for the Transition Services, the Company shall pay me a consulting fee of $72,500 per month during the Consulting Period, payable in accordance with the regular payroll practices of the Company. During any such Consulting Period, my Transition Services shall be treated as continued service with the Company solely for purposes of vesting with respect to my time-vesting restricted stock units in Parent that were granted to me on March 10, 2025 and were outstanding as of the Termination Date (the “2025 RSUs”). During the Consulting Period and thereafter, I will not be restricted from engaging in other activity (paid or unpaid) outside of the Company, subject to my adhering to non-compete and non-solicitation covenants and provided that any such activity does not conflict with my duties and responsibilities in providing the Transition Services during the Consulting Period. Upon the conclusion of the Consulting Period, my 2025 RSUs shall be treated in accordance with the terms of the applicable plan, documents and agreements governing such equity awards that are applicable upon a termination without “Cause”. I acknowledge and agree that I will not be eligible to participate in any Company benefit plans or receive any executive or employee perquisites during or following the Consulting Period, except for health insurance benefits provided pursuant to Section 8(e)(iii) of the Agreement.
3.Except as provided in paragraphs 5, 6 and 12 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, (i) from the beginning of time through the date upon which I execute this General Release; (ii) arising out of, or relating to, my employment with any Released Parties; (iii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to me or in which I may participate, including, but not limited to, any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; or (iv) arising out of or connected with my employment with, or my separation or termination from, the Company, including, but not limited to, any allegation, claim or violation, arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).
4.I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3 above.
5.I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
6.I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law. Nothing in this Agreement waives, releases, modifies or impairs my rights under the governing equity award agreements and the 2021 Omnibus Incentive Plan (including, without limitation, the treatment of equity awards upon a Change in Control (as defined in the 2021 Omnibus Incentive Plan), including any rights with respect to the reinstatement of any equity awards to the extent provided under the 2021 Omnibus Incentive Plan and any applicable equity award agreement). Additionally, I am not waiving (i) any right to the Accrued Amounts or any severance benefits to which I am entitled under the Agreement or this General Release, (ii) any claim relating to directors’ and officers’

liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise with respect to services rendered through the Termination Date and during the Consulting Period (and Company indemnification and advancement and D&O coverage shall continue in accordance with such organizational documents to the fullest extent permitted by law and in accordance with the terms and conditions of the applicable D&O insurance policy as in effect from time to time), (iii) any rights I may have under paragraph 2 above relating to the Consulting Period (to the extent the Company elects to engage my services as described in paragraph 2 above), (iv) any rights I may have under paragraph 15 below relating to the payment of my reasonable legal fees directly to my counsel, or (v) my rights as an equity or security holder in the Company or its affiliates.
7.In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.
8.I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
9.I agree that if I violate this General Release by suing the Company or the other Released Parties I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.
10.I agree not to make, or cause any other person to make, any communication that is intended to disparage, or has the effect of disparaging, the Company or its affiliates, subsidiaries, agents, shareholders, members, or advisors (or any of its or their respective employees, officers or directors, it being understood that communication made in my good faith performance of my duties hereunder shall not be deemed disparaging for purposes of this General Release). The Company agrees to instruct the Board and the Company and its subsidiaries’ executives (and use commercially reasonable efforts to ensure compliance with such instruction) not to make negative comments about me or otherwise disparage me in any manner that is likely to be harmful to my business reputation. Nothing set forth herein shall be interpreted to prohibit me and the Company and its subsidiaries (or their respective executives), or members of the Board from responding truthfully to incorrect public statements, making truthful statements when required by law, subpoena or court order and/or from responding to any inquiry by any regulatory or investigatory organization.
11.I hereby acknowledge that Sections 8(e) and (f), 9, 10, and 13 through 21 of the Agreement shall survive my execution of this General Release.
12.I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
13.Limitations.
a.Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

b.I understand and acknowledge that this General Release does not preclude me from filing a complaint with or participating in or cooperating with an investigation by the U.S. Equal Employment Opportunity Commission or any state or local fair employment practices agency, but I hereby waive all rights to recover any relief from the Company and its affiliates (including but not limited to an award of monetary damages or reinstatement to employment) in connection with such a complaint or investigation, including any related court litigation.

c.I understand that nothing in this General Release prohibits, or is intended in any manner to prohibit, me from providing testimony or reporting a possible violation of federal, state or local law or regulation, including to any governmental agency or entity, including but not limited to the National Labor Relations Board (the “NLRB”), Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under whistleblower provisions of federal, state or local law or regulation. I understand that I do not need the prior authorization of anyone at the Company or the Company’s legal counsel to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures. I further understand that nothing in this General Release limits my ability to receive a whistleblower or other award from a governmental agency or entity for information provided to such an agency or entity.

d.I understand that nothing in this General Release or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. § 1833(b) for confidential disclosures of trade secrets to government officials, or lawyers, solely for the purpose of reporting or investigating a suspected violation of law; or in a sealed filing in court or other proceeding.

e.I understand that nothing in this General Release is intended to interfere with or restrain me from exercising my rights under the National Labor Relations Act, if applicable, including my rights under Section 7 to discuss terms and conditions of employment or file a charge with the NLRB.

f.This General Release does not prohibit or restrict me (or my attorney) from initiating or responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.
14.Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.As soon as practicable following the date on which this General Release becomes effective and enforceable, the Company will pay my counsel for up to $20,000 in reasonable legal fees incurred in connection with the review, negotiation and documentation of this General Release.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
1.I HAVE READ IT CAREFULLY;
2.I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
3.I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
6.I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

David D. Guilmette	Date

ALIGHT SOLUTIONS LLC
By:
Name:	Date
Title:

ALIGHT, INC.
By:
Name:	Date
Title:

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